UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2012

JWC ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54202 (Commission File Number)	27-3092187 (I.R.S. Employer Identification Number)

Bay Colony Corporate Center – North Entrance	02451
1000 Winter Street – Suite 4300	(Zip code)
Waltham, Massachusetts
(Address of principal executive offices)

(617) 753-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Tile Shop Holdings, Inc., a Delaware corporation (“TS Holdings”), has filed with the Securities and Exchange Commission (the “SEC”) a preliminary Registration Statement on Form S-4 (File No. 333-182482) (the “Registration Statement”) that includes a preliminary proxy statement of JWC Acquisition Corp., a Delaware corporation (the “Company”), and constitutes a preliminary prospectus of TS Holdings. The Registration Statement was filed in connection with that certain Contribution and Merger Agreement, dated as of June 27, 2012, by and among the Company, The Tile Shop, LLC, a Delaware limited liability company (“The Tile Shop”), the members of The Tile Shop, Nabron International Inc., a Bahamas corporation, TS Holdings, Tile Shop Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of TS Holdings (“Merger Sub”) and Peter Jacullo, in his capacity as Sellers’ representative, pursuant to which (i) all of the membership interests in The Tile Shop will be contributed to TS Holdings in exchange for cash, common stock of TS Holdings, and promissory notes of TS Holdings, and (ii) a merger subsidiary of TS Holdings will merge with and into the Company, as a result of which all of the issued and outstanding shares of the Company’s common stock will be exchanged for an equal number of shares of common stock of TS Holdings and all of the outstanding warrants to purchase the Company’s common stock will be exercisable for an equal number of shares of TS Holdings common stock on the existing terms and conditions of such warrants (the “Business Combination”).

Additional Information About the Transaction and Where to Find It

TS Holdings has filed with the SEC a Registration Statement on Form S-4, which includes a preliminary proxy statement/prospectus of the Company in connection with the proposed Business Combination. This material is not a substitute for the definitive proxy statement/prospectus regarding the proposed Business Combination. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. The Company stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the Business Combination because the proxy statement/prospectus contains important information about The Tile Shop, TS Holdings, the Company and the proposed Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: JWC Acquisition Corp., Bay Colony Corporate Center - North Entrance, 1000 Winter Street - Suite 4300, Waltham, Massachusetts 02451, tel. (617) 753-1100, Attention: Jeffrey J. Teschke.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC, is also contained in the Registration Statement on Form S-4 (and will also be included in the definitive proxy statement/prospectus for the proposed Business Combination).

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 29, 2012

JWC Acquisition Corp.
By:	/s/ Jeffrey J. Teschke
Jeffrey J. Teschke
Vice President, Treasurer and Secretary